SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 20, 2000
                                                          --------------


                            MERCHANTONLINE.COM, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Florida                          0-22607                     84-1233073
    -------                          -------                     ----------
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


             902 Clint Moore Road - Suite 114, Boca Raton, FL 33487
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (561) 395-3585

                  1600 South Dixie Highway Boca Raton, FL 33432
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

         The audited financial statements of Web Financial Services Corporation from January 29, 1999 (inception) to December 31, 1999 are attached.

         (b) The unaudited condensed financial statements of Web Financial Services Corporation from January 1, 2000 to March 31, 2000 are attached.

         (c) Pro Forma Financial Information.

         The pro forma financial statements for the year ended October 31, 1999 and the six months ended April 30, 2000 are attached.

         (d) Exhibits.

2.6 Agreement and Plan of Reorganization dated as of April 3, 2000, by and among MerchantOnline.com, Inc., Web Financial Services Corporation and WFS Acquisition Corp.*

*  Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MERCHANTONLINE.COM, INC.

     Date:  June 30, 2000                      By: /s/ TAREK KIRSCHEN
                                                   ----------------------------
                                                   Tarek Kirschen, President

                       Web Financial Services Corporation
                        (A Development Stage Enterprise)

                              Financial Statements

                          Period from January 29, 1999
                        (inception) to December 31, 1999




                                    CONTENTS

Report of Independent Certified Public Accountants.............................1

Financial Statements

Balance Sheet as of December 31, 1999 .........................................2
Statement of Operations for the period January 29, 1999 (inception)
  to December 31, 1999.........................................................3
Statement of Shareholders' Deficit for period January 29, 1999 (inception)
   to December 31, 1999........................................................4
Statement of Cash Flows for the period January 29, 1999 (inception)
   to December 31, 1999........................................................5
Notes to Financial Statements..................................................6

               Report of Independent Certified Public Accountants

Board of Directors and Shareholders
Web Financial Services Corporation
(A Development Stage Enterprise)

We have audited the accompanying balance sheet of Web Financial Services Corporation (a development stage enterprise) as of December 31, 1999 and the related statement of operations, shareholders' deficit and cash flows for the period from January 29, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Web Financial Services Corporation at December 31, 1999, and the results of its operations and its cash flows for the period from January 29, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming Web Financial Services Corporation will continue as a going concern. As more fully described in Note 3, the Company has sustained operating losses since inception and had negative cash flow from operations of approximately $260,000 and approximately $205,000 of negative working capital at December 31, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ EY

May 26, 2000

                       Web Financial Services Corporation

                                  Balance Sheet
                        (A Development Stage Enterprise)

                                December 31, 1999


ASSETS
Current assets:
   Cash                                                            $     24,978
   Other assets                                                          10,659
                                                                   ------------
Total current assets                                                     35,637

Property and equipment, net                                              50,010
                                                                   ------------
Total assets                                                       $     85,647
                                                                   ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accrued liabilities                                             $    165,911
   Loan from shareholder                                                 75,000
                                                                   ------------
Total current liabilities                                               240,911

Loan from shareholder                                                   270,000

Commitments

Shareholders' deficit:
   Common stock, $0.01 par value--1,500 shares
      authorized, issued and outstanding                                     15
   Additional paid-in capital                                            66,297
   Accumulated deficit during the development stage                    (491,576)
                                                                   ------------
Total shareholders' deficit                                            (425,264)
                                                                   ------------
Total liabilities and shareholders' deficit                        $     85,647
                                                                   ============

See accompanying notes.

                       Web Financial Services Corporation

                             Statement of Operations
                        (A Development Stage Enterprise)

                   Period from January 29, 1999 (inception) to
                                December 31, 1999

Expenses:
   General and administrative                                     $    277,574
   Research and development costs                                      181,622
   Depreciation and amortization                                        14,738
                                                                  ------------

Operating loss                                                        (473,934)

   Interest expense, shareholder                                       (17,642)
                                                                  ------------

Net loss                                                          $   (491,576)
                                                                  ============




See accompanying notes.

                       Web Financial Services Corporation
                        (A Development Stage Enterprise)

                       Statement of Shareholders' Deficit

                                                                                              ACCUMULATED
                                                                                            DEFICIT DURING
                                              COMMON STOCK                  ADDITIONAL           THE              TOTAL
                                          ---------------------------        PAID-IN          DEVELOPMENT      SHAREHOLDERS'
                                              SHARES         AMOUNT          CAPITAL            STAGE            DEFICIT
                                          ----------------------------------------------------------------------------------
Balance at January 29, 1999 (inception)       1,000           $   10        $       --         $      --      $        10
   Non-cash contribution                         --               --             4,639                --            4,639
   Issuance of stock for services               500                5            61,658                --           61,663
   Net loss                                      --               --                --          (491,576)        (491,576)
                                              -----           ------        ----------         ---------      -----------
Balance at December 31, 1999                  1,500           $   15        $   66,297         $(491,576)     $  (425,264)
                                              =====           ======        ==========         =========      ===========


See accompanying notes

                       Web Financial Services Corporation
                        (A Development Stage Enterprise)

                             Statement of Cash Flows

                    Period from January 29, 1999 (inception)
                              to December 31, 1999



OPERATING ACTIVITIES
Net loss                                                         $   (491,576)
Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                     14,738
     Stock issued for services                                         61,658
     Changes in operating assets and liabilities:
       Other assets                                                   (10,659)
       Accrued liabilities                                            165,911
                                                                 ------------
Net cash used in operating activities                                (259,928)

INVESTING ACTIVITY

Purchases of property and equipment                                   (60,109)
                                                                 ------------
Net cash used in investing activity                                   (60,109)

FINANCING ACTIVITIES

Borrowings from shareholders                                          345,000
Proceeds from issuance of stock                                            15
                                                                 ------------
Net cash provided by financing activities                             345,015

Net increase in cash                                                   24,978
Cash at beginning of the period                                            --
                                                                 ------------
Cash at end of the period                                        $     24,978
                                                                 ============


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES

 Property and equipment contributed by shareholders              $      4,639
 Stock issued for services                                       $     61,658

                       Web Financial Services Corporation
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                          Period from January 29, 1999
                        (inception) to December 31, 1999


1. NATURE OF BUSINESS

Web Financial Services Corporation (the Company or WFS) was incorporated on January 29, 1999 under the laws of the State of Delaware to engage in any lawful corporate undertaking. Pursuant to Statement of Financial Accounting Standards
(SFAS) Statement No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be a development stage enterprise since it has devoted substantially all of its efforts to establishing a new business and its planned principal operations have commenced, but there has been no revenue therefrom.

The primary business of the Company is to develop software that supports the usage of a card (ATM, Credit and smart abilities) for shopping on the Internet. This technology provides a diverse selection of services, which it has developed to allow Internet merchants to establish e-commerce through the use of electronic shopping carts, web site developing and hosting, merchant accounts and real-time credit card processing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SOFTWARE DEVELOPMENT COSTS

SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires software development costs to be capitalized upon the establishment of technological feasibility. Prior to the establishment of technological feasibility, all costs incurred in the process of creating a software product are research and development costs and should be expensed in accordance with SFAS 2, Accounting for Research and Development Costs. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. The Company recognized $181,622 of research and development costs during the period from January 29, 1999 (inception) through December 31, 1999. There were no capitalized costs during the period.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

In January 2000, the Emerging Issues Task Force issued EITF 00-2, Accounting for Website Development Costs. This EITF requires capitalization of certain costs incurred in connection with developing or obtaining internal use software under SOP 98-1, Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use. The Company has capitalized $8,000 of web site development costs pursuant to this SOP, which is included in property and equipment on the accompanying balance sheet.

INCOME TAXES

The Company has elected to be treated as an S Corporation under the applicable provision of the Internal Revenue Code. In lieu of the corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the taxable income of the company. Accordingly, there is no provision for income taxes for the 1999 financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent; however, actual results could differ from these estimates.

3.  MANAGEMENT'S PLANS AND ISSUES AFFECTING LIQUIDITY

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a limited operating history and had sustained losses since inception. In addition the Company had negative cash flow from operations of approximately $260,000 during the year ended December 31, 1999 and approximately $205,000 of negative working capital at December 31, 1999. As more fully described in Note 8, the Company was acquired by MerchantOnline.com, Inc. As a result, the financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of liabilities.

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                               USEFUL LIVES      DECEMBER 31,
                                                 (YEARS)             1999
                                           ----------------------------------

         Computer hardware and software             3            $     46,130
         Furniture and fixtures                     5                  10,618
         Website development                        3                   8,000
                                                                 ------------
         Total property and equipment                                  64,748
         Less accumulated depreciation
            and amortization                                          (14,738)
                                                                 ------------
                                                                 $     50,010
                                                                 ============

5. LOANS FROM SHAREHOLDERS

At December 31, 1999, the Company had two loans from shareholders totaling $345,000 in the aggregate. The loan from shareholder of $75,000 bears interest at 9% per annum and is due in two equal installments on May 15 and June 15, 2000. The loan from shareholder of $270,000 also bears interest at 9% per annum and is due and payable on April 30, 2003. The Company incurred approximately $17,600 of interest expense on these notes during the period from January 29, 1999 (inception) through December 31, 1999.

6. COMMON STOCK AND CAPITAL CONTRIBUTIONS

During 1999, the Company issued 500 shares of common stock to employees and non-employees. Management has determined that the fair value of the common stock on the dates of issuances aggregated to $61,663. This amount has been recorded as a charge to operations during the period.

During 1999, the shareholders of the Company contributed property plant and equipment valued at $4,639.

7. COMMITMENTS

The Company leases its office space under a three-year lease agreement that is subject to termination with a 90 days prior written notice by either party. Rental expense amounted to approximately $26,300 for the period from January 29, 1999 (inception) through December 31, 1999.

In connection with the acquisition, (see Note 8), the lease was terminated effective June 30, 2000.

8. SUBSEQUENT EVENTS

On April 3, 2000, the Company entered into a reverse triangular merger agreement with WFS Acquisition Corporation, a wholly-owned subsidiary of MerchantOnline.com (MOL) with the Company becoming the surviving corporation. Upon the effectiveness of the merger, on April 19, 2000, the outstanding shares of the Company were converted into 1,250,000 common shares of MOL.

Also on April 3, 2000 the Company gave 90 days notice, as required by its lease agreement dated March 1, 1999, to terminate its lease.

                       WEB FINANCIAL SERVICES CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS


WEB FINANCIAL SERVICES CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED BALANCE SHEET
(UNAUDITED)
                                                             March 31, 2000
                                                             --------------

ASSETS
CURRENT ASSETS:
   Cash                                                       $      6,606
   Deposits                                                          8,029
                                                              ------------

Total current assets                                                14,635

Property and equipment, net                                         44,968
                                                              ------------

Total assets                                                  $     59,603
                                                              ============


LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Accounts payable and other                                 $    144,363

   Loan from shareholder                                           405,000
                                                              ------------

Total current liabilities                                          549,363
Shareholder's deficit:
   Common stock, $0.01 par value--1,500 shares
   authorized, issued and outstanding
                                                                        15

   Additional paid-in capital                                       91,267
Accumulated deficit during development stage                      (581,072)
                                                              ------------
Total shareholders' deficit                                       (489,760)
                                                              ------------

Total liabilities and shareholders' deficit                   $     59,603
                                                              ============

See accompanying notes to condensed financial statements.

WEB FINANCIAL SERVICES CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

                                             Three-months ended
                                    -------------------------------------
                                    March 31, 2000         March 31, 1999
                                    --------------         --------------

General and administrative            $     75,341               12,608
Depreciation and amortization                5,042                1,799
Research and development costs                  --               16,591

Operating loss                             (80,383)             (30,998)

    Interest expense                        (9,113)                (573)
                                      ------------         ------------
Net loss                              $    (89,496)        $    (31,571)
                                      ============         ============


See accompanying notes to condensed financial statements.

WEB FINANCIAL SERVICES CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

                                                              Three-months ended
                                                        March 31, 2000  March 31, 1999
                                                        --------------  --------------
OPERATING ACTIVITIES
Net loss                                                 $    (89,496)   $    (31,571)
Adjustments to reconcile net loss to net cash used
by operating activities:
   Depreciation and amortization                                5,042           1,799
   Expenses paid by shareholder                                25,000              --
   Changes in operating assets and Liabilities:

     Other assets                                               2,630          (7,264)
     Accounts payable and other                               (21,548)         10,801
                                                         ------------    ------------

Net cash used in operating activities                         (78,372)        (26,235)

INVESTING ACTIVITY
Purchases of property and equipment                                --         (43,310)
                                                         ------------    ------------

Net cash used in investing activity                                --         (43,310)

FINANCING ACTIVITIES
Advances from shareholders                                     60,000         109,000
Proceeds from stock issuance                                       --              15
                                                         ------------    ------------

Net cash provided by financing activities                      60,000         109,015

Net (decrease) increase in cash                               (18,372)         39,470


Cash at beginning of the period                                24,978              --
                                                         ------------    ------------
Cash at end of the period                                $      6,606    $     39,470
                                                         ============    ============

SUPPLEMENTAL SCHEDULE OF
NONCASH ACTIVITIES

Expenses paid by shareholder on
behalf of the Company                                    $     25,000    $         --


See accompanying notes to condensed financial statements.

WEB FINANCIAL SERVICES CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)



Note 1.  Basis of Presentation

The unaudited interim financial statements of Web Financial Services Corporation ("WFS") as of March 31, 2000 and for the three month periods ended March 31, 2000 and 1999 do not provide all the disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the audited financial statements and footnotes included therein. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of WFS.

Note 2.   Non-Cash Expenditures

During the quarter ended March 31, 2000, a shareholder of the Company paid certain expenditures in the amount of $25,000 on its behalf. This amount has been recorded as a capital contribution.

Note 3.   Subsequent Events

On April 3, 2000, the Company entered into a reverse triangular merger agreement with WFS Acquisition Corporation, a wholly-owned subsidiary of MerchantOnline.com (MOL) with the Company becoming the surviving corporation. Upon the effectiveness of the merger, on April 19, 2000, the outstanding shares of the Company were converted into 1,250,000 common shares of MOL.

Also on April 3, 2000 the Company gave 90 days notice, as required by its lease agreement dated March 1, 1999, to terminate its lease.

                         PRO FORMA FINANCIAL INFORMATION



            MERCHANTONLINE.COM, INC. AND WEB FINANCIAL SERVICES CORP.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

            INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Effective April 19, 2000, MerchantOnline.com, Inc., consummated an agreement and plan of reorganization (the "Agreement") with Web Financial Services Corporation, a development stage enterprise, and WFS Acquisition Corp., a wholly-owned subsidiary of MerchantOnline.com, Inc. In connection with the Agreement, WFS Acquisition Corporation merged with and into Web Financial Services Corporation in a reverse triangular merger (the"Merger"), with Web Financial Services Corporation to be the surviving corporation. Pursuant to the Merger, MerchantOnline.com, Inc. issued 1,250,000 shares of common stock for all of the outstanding shares of Web Financial Services Corporation. The value of the MerchantOnline.com, Inc. common shares was determined to be $5.31 per share on the Merger date by an independent appraiser. The Merger was accounted for using the purchase method of accounting. The purchase price exceeded the fair value of the tangible net assets acquired by approximately $8 million. Management has included this amount on their unaudited condensed balance sheet as "purchase price to be allocated". The Company is currently in the process of evaluating the fair values of assets acquired, including identifiable intangible assets, if any. This amount is being amortized over a three-year period.

The unaudited pro forma condensed statement of operations for the year ended October 31, 1999, combines the statements of operations of MerchantOnline.com, Inc. for the year ended October 31, 1999 and of Web Financial Services Corporation for the period from January 29, 1999 (inception) through December 31, 1999, and assumes the transaction occurred on November 1, 1998. The unaudited pro forma condensed statement of operations for the six month period ended April 30, 2000 combines the statements of operations of MerchantOnline.com, Inc. for the six month period ended April 30, 2000 and of Web Financial Services Corporation for the six month period ended March 31, 2000 and assumes the transaction occurred on November 1, 1999. The fourth quarter of fiscal year 1999 (October 31, 1999 to December 31, 1999) for Web Financial Services Corporation was included in both the annual and the six month period presentations.

The unaudited pro forma condensed statements of operations do not purport to be indicative of the results which would have actually have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1999
                                   (UNAUDITED)

                                                                 Web Financial
                                                                   Services
                                            MerchantOnline.com,   Corporation
                                                   Inc.           Period from
                                                                January 29, 1999
                                                Year ended      through December      Pro Forma
                                             October 31, 1999       31, 1999         Adjustments       Combined
                                               -------------       ----------        ------------    ------------
Revenues, net                                  $     204,106       $       --                           $ 204,106

Costs of revenues                                    111,064               --                             111,064

Sales and marketing                                1,296,774               --                           1,296,774

General and administrative                           721,023          277,574        166,744(B)         1,165,341

Research and development costs                            --          181,622                             181,622

Depreciation and amortization                         30,649           14,738      2,695,380(A)         2,740,767

Other expenses - settlement                          455,000               --                             455,000
                                               -------------       ----------                        ------------

Total costs and expenses                           2,614,510          473,934                           5,950,568

Interest expense                                      29,924           17,642                              47,566
                                               -------------       ----------                        ------------
Net loss                                       $  (2,440,328)      $ (491,576)                       $ (5,794,028)
                                               =============       ==========                        ============

Net loss per share - Basic and Diluted                                                                     ($0.15)

Weighted average shares outstanding                                                                    38,946,498(C)


                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED APRIL 30, 2000
                                   (UNAUDITED)

                                                  MerchantOnline.com,  Web Financial
                                                         Inc.           Services
                                                                       Corporation
                                                      Six month         Six month
                                                   period ended        period ended         Pro Forma
                                                   March 31, 2000     March 31, 2000       Adjustments     Combined
                                                   --------------     --------------       -----------     --------

Revenues, net                                        $   97,770         $      --                          $   97,770
Costs of revenues                                        36,699                --                              36,699
General and administrative                            2,628,303           242,969            83,372(B)      2,954,644
Depreciation and amortization                         1,040,806             9,845         1,123,075(A)      2,173,786
                                                     ----------         ---------                          ----------

Total costs and expenses                             3,705,868            252,814                           5,165,129

Interest expense                                         7,149             16,876                              24,025
                                                     ----------         ---------                          ----------
Net loss                                            $(3,615,247)       $ (269,690)                        $(5,091,384)
                                                    ===========        ==========                         ===========

Net loss per share - Basic and Diluted                                                                         ($0.10)

Weighted average shares outstanding                                                                        48,954,757(C)

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

UNAUDITED PRO FORMA ADJUSTMENTS

Descriptions of the adjustments included in the unaudited pro forma statements of operations are as follows:

(A) Reflects the amortization of the "purchase price to be allocated" over a three-year amortization period. Actual amortization for future periods will be dependent upon the final allocation of the purchase price, when completed, to identifiable intangible assets and goodwill, if any, and the evaluation of appropriate useful lives for such assets. The Company is currently in the process of evaluating such allocations and useful lives.

(B) Reflects increase of compensation expense for key employees of Web Financial Services Corporation based on new employment agreements entered into in connection with the Merger.

(C) Reflects the weighted average number of shares outstanding for the year, after giving effect to the Merger, calculated as the historical weighted average common shares for MerchantOnline.com, Inc.